EXHIBIT 2.2
                                                                     -----------
                                CDKNET.COM, INC.
                        150 Broad Hollow Road, Suite 103
                               Melville, NY 11747


                                                              February 11, 2003

Western Power & Equipment Corp.
6407-B N.E. 117th Avenue
Vancouver, WA  98662

            Re:     Asset and Business Purchase Agreement dated January 29, 2003


            Reference is made to the above agreement. As we discussed, the name GCS Western Power & Equipment Corp. is not readily available in the state of Delaware. Please confirm that you agree to the complete substitution of GCS Western Power & Equipment Corp, a Nevada corporation, for a Delaware corporation of the same name for all purposes of the above agreement by signing a counterpart of this letter and returning it to us.

            Your signatures shall serve as your complete release of Andrew Schenker, individually, and CDKnet.com, Inc., from any liability under the agreement, arising from any lack of corporate authority on the part of GCS Western Power & Equipment Corp., Delaware.

                                          CDKNET.COM, INC.


                                          By:   /s/ Andrew J. Schenker
                                              ----------------------------------
                                              Name:  Andrew J. Schenker
                                              Title:    President

Agreed and Accepted:

WESTERN POWER & EQUIPMENT
CORP. (Oregon)


By:   /s/ Dean McLain
    ---------------------------------
       Dean McLain, President and CEO

WESTERN POWER & EQUIPMENT CORP.           GCS WESTERN POWER & EQUIPMENT
(Delaware)                                CORP.


By:   /s/ Dean McLain                     By:   /s/ Andrew J. Schenker
    ---------------------------------         ----------------------------------
       Dean McLain, President and CEO         Andrew J. Schenker, President